Exhibit 23


                        CONSENT OF INDEPENDENT ACCOUNTANT





         I consent to the incorporation by references in the registration statement of GPU, Inc. on Forms S-8 (File No. 33-32328) of my report dated May 28, 1999 on my audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 and UWUA Local 180 as of December 31, 1998 and 1997 and for the years then ended, which report is included in this Annual Report on Form 11-K.




                                          John Milligan, CPA














105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
June 24, 1999